UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.  Material Impairments.

On December 31. 2012, Kite Realty Group Trust (the “Company”) acquired from its partner the remaining 60% interest not owned by the Company in a joint venture that owns a retail development project known as Parkside Town Commons located in Raleigh, North Carolina.  The development consists of a 125-acre parcel of land on which the Company expects to develop a multi-phased 580,000 square foot shopping center.  As a result of the acquisition of this interest at a discount to book cost, the Company re-measured its investment in the project as of December 31, 2012 as required under generally accepted accounting principles and expects to recognize a related non-cash net re-measurement loss of approximately $7.8 to $8.1  million for the fourth quarter of 2012.  This re-measurement charge is not expected to result in future cash expenditures.  This is a non-cash charge that will not impact the Company's liquidity or its funds from operations for 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

January 4, 2013	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer